CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the use of our Verification Report for Leeb Capital Management's Large-Cap Growth Composite and all references to our firm included in or made a part of Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654) in regard of the Leeb Focus Fund.

November 16, 2006

Ashland Partners & Company LLP

By: ______________________

Tobin S. Cochran
Partner/President